UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 9, 2014

LNB BANCORP, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-13203	34-1406303
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

457 Broadway, Lorain, Ohio	44052-1769
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (440) 244-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of LNB Bancorp, Inc. (the “Company”) approved the terms of (1) the Company’s 2014 Management Incentive Plan for Key Employees (the “2014 Management Incentive Plan”) and (2) the Company’s 2014 Indirect Lending Commission Compensation Plan for the Senior Vice President of Indirect Lending (the “2014 Indirect Lending Commission Plan”).

The 2014 Management Incentive Plan provides eligible employees, including executive officers of the Company, with the opportunity to earn a bonus equal to a specified percentage of the employees’ base pay, based upon the Company’s achievement of threshold, target and maximum amounts of the specified profitability goal for 2014.  The 2014 Indirect Lending Commission Plan provides the Senior Vice President of Indirect Lending with the opportunity to earn a commission equal to a specified percentage of his base pay, based upon his achievement of threshold, target and maximum amounts of indirect loan production for 2014.

The amount of any payments to be paid to any executive officer of the Company under the 2014 Management Incentive Plan, or to the Senior Vice President of Indirect Lending under the 2014 Indirect Lending Commission Plan, will be determined by the Compensation Committee, in its sole discretion, and based on the recommendations of the CEO.

Copies of the form of the 2014 Management Incentive Plan and the 2014 Indirect Lending Commission Plan are included as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, which are incorporated by reference into this Item 5.02, and the above summary is qualified in its entirety by reference to those Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	LNB Bancorp, Inc. 2014 Management Incentive Plan for Key Employees.

10.2	LNB Bancorp, Inc. 2014 Indirect Lending Commission Compensation Plan for the Senior Vice President of Indirect Lending.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC.

(Registrant)

Date: January 14, 2014	By: /s/ Gary J. Elek
Gary J. Elek
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	LNB Bancorp, Inc. 2014 Management Incentive Plan for Key Employees.

10.2	LNB Bancorp, Inc. 2014 Indirect Lending Commission Compensation Plan for the Senior Vice President of Indirect Lending.